As filed with the Securities and Exchange Commission on May 31, 2006
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PACKETEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0420107
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
10201 N. De Anza Boulevard
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)

Options Granted Under the Tacit Networks, Inc. 2000 Equity Incentive Plan
and Assumed by Packeteer, Inc.
(Full title of the Plans)

Mr. Dave G. Côté
Chief Executive Officer
Packeteer, Inc.
10201 N. De Anza Boulevard
Cupertino, California 95014
(Name and address of agent for service)
(408) 873-4400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered(1)	per Share(2)	Price(2)	Fee
Options Granted Under the Tacit Networks, Inc. 2000 Equity Incentive Plan and Assumed by Packeteer, Inc.	319,753 shares(3)	$1.28	$409,283.84	$43.79
Common Stock, $0.001 par value

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under options granted under the Tacit Networks, Inc. 2000 Equity Incentive Plan and assumed by Packeteer, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding assumed options.

(3)	Represents shares subject to issuance upon the exercise of outstanding stock options granted under the Tacit Networks, Inc. 2000 Equity Incentive Plan, and assumed by Packeteer, Inc. on May 16, 2006, pursuant to the Agreement and Plan of Reorganization by and among Packeteer, Inc., Oslo Acquisition Corporation, Tacit Networks, Inc., and Vikram Gupta, as Stockholders’ Agent, dated May 8, 2006.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     Packeteer, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 16, 2006;

(b)	The Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 5, 2006 for the period ending March 31, 2006;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006 and an amendment to the January 27, 2005 filed 8-K filed with the Securities and Exchange Commission on March 16, 2006, April 20, 2006, May 9, 2006 and May 16, 2006; and

(d)	The Registrant’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on June 21, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in which are described the terms, rights and provisions applicable to the Registrant’s Common Stock.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
     Legal Opinion. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by DLA Piper Rudnick Gray Cary US LLP (“DLA”).
Item 6. Indemnification of Directors and Officers
     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption From Registration Claimed
     Inapplicable.
Item 8. Exhibits

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5	Opinion and consent of DLA Piper Rudnick Gray Cary US LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper Rudnick Gray Cary US LLP is contained in Exhibit 5.
24	Power of Attorney. (Included in signature pages to this Registration Statement.)
99.1	Tacit Networks, Inc. 2000 Equity Incentive Plan
Item 9. Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 31st day of May, 2006.

Packeteer, Inc.
By:	/s/ Dave G. Côté
Dave G. Côté
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That the undersigned officers and directors of Packeteer, Inc., a Delaware corporation, do hereby constitute and appoint Dave G. Côté and David C. Yntema, and each of them, the lawful attorneys-in-fact and agents with full power of substitution and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, or their or his substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dave G. Côté Dave G. Côté	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2006
/s/ David C. Yntema David C. Yntema	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 31, 2006
/s/ Steven J. Campbell Steven J. Campbell	Chairman of the Board of Directors	May 31, 2006
/s/ Craig W. Elliott Craig W. Elliott	Director	May 31, 2006

Signature	Title	Date
/s/ Joseph A. Graziano Joseph A. Graziano	Director	May 31, 2006
/s/ L. William Krause L. William Krause	Director	May 30, 2006
/s/ Bernard F. Mathaisel Bernard F. Mathaisel	Director	May 30, 2006
/s/ Peter Van Camp Peter Van Camp	Director	May 30, 2006

Exhibit Index

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement No. 000-26785 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
5	Opinion and consent of DLA Piper Rudnick Gray Cary US LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of DLA Piper Rudnick Gray Cary US LLP is contained in Exhibit 5.
24	Power of Attorney. (Included in signature pages to this Registration Statement.)
99.1	Tacit Networks, Inc. 2000 Equity Incentive Plan